Exhibit 4.2.1






                            WINN-DIXIE STORES, INC.,
                                                                          Issuer

                                       and

                              ASTOR PRODUCTS, INC.
                               CRACKIN' GOOD, INC.
                            DEEP SOUTH PRODUCTS, INC.
                               DIXIE PACKERS, INC.
                              MONTEREY CANNING CO.
                        SAVE RITE GROCERY WAREHOUSE, INC.
                           WINN-DIXIE CHARLOTTE, INC.
                           WINN-DIXIE LOGISTICS, INC.
                           WINN-DIXIE LOUISIANA, INC.
                           WINN-DIXIE MONTGOMERY, INC.
                          WINN-DIXIE PROCUREMENT, INC.
                            WINN-DIXIE RALEIGH, INC.,
                          WINN-DIXIE SUPERMARKETS, INC.

                                                                      Guarantors

                                       to

                            WILMINGTON TRUST COMPANY,

                                                                         Trustee





                          SECOND SUPPLEMENTAL INDENTURE

                          Dated as of January 10, 2002


                                  $300,000,000
                            8 7/8% Senior Notes due 2008


           Supplemental to Indenture dated as of December 26, 2000, as Supplemented by First Supplemental Indenture dated as of March 29, 2001

         SECOND  SUPPLEMENTAL  INDENTURE,  dated as of  January  10,  2002  (the
"Second Supplemental Indenture"), among WINN-DIXIE STORES, INC., a Florida corporation (hereinafter called the "Company"), each of the GUARANTORS signatory hereto and WILMINGTON TRUST COMPANY, as trustee under the Base Indenture referred to below (hereinafter called the "Trustee").

         WHEREAS, the Company and certain of the Guarantors entered into an Indenture dated as of December 26, 2000, and a First Supplemental Indenture dated as of March 29, 2001 (collectively, the "Base Indenture," all capitalized terms used in this Second Supplemental Indenture and not otherwise defined being used as defined in the Base Indenture) (Base Indenture and Second Supplemental Indenture are hereinafter collectively called the "Indenture") with the Trustee, for the purposes of issuing its senior unsecured debentures, notes or other evidences of indebtedness, unlimited as to principal amount, to bear such rates of interest, to mature at such time or times, to be issued in one or more series and to have such other provisions as authorized by or pursuant to the authority granted in one or more resolutions of the Board of Directors of the Company; and

         WHEREAS, Section 1018(1) of the Base Indenture provides that the Company will not permit any Restricted Subsidiary (which is not a Guarantor) to guarantee any Indebtedness of the Company unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee of the Securities on the same terms as the guarantee of such Indebtedness; and

         WHEREAS, Save Rite Grocery Warehouse, Inc. and Winn-Dixie Supermarkets, Inc., each of which is a Restricted Subsidiary, desire to guarantee certain Indebtedness of the Company (the "Other Indebtedness") simultaneously with the delivery of this Second Supplemental Indenture; and

         WHEREAS, Section 901(13) of the Base Indenture provides that without the consent of the Holders of the securities of any series issued under the Base Indenture, the Company and the Guarantors, when authorized by a Board Resolution, and the Trustee may enter into one or more indentures supplemental to the Base Indenture to, among other things, add new Guarantors; and

         WHEREAS, the entry into this Second Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Base Indenture; and

         WHEREAS, Save Rite Grocery Warehouse, Inc. and Winn-Dixie Supermarkets, Inc. each has duly authorized the issuance of a guarantee of the Securities, and to provide therefor, each of such Guarantors has duly authorized the execution and delivery of this Second Supplemental Indenture; and

         WHEREAS, all things necessary have been done to make this Second Supplemental Indenture, when executed and delivered by the Company and the Guarantors, including Save Rite Grocery Warehouse, Inc. and Winn-Dixie Supermarkets, Inc., the legal, valid and binding agreement of the Company and the Guarantors, in accordance with its terms.

         NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

         SECTION 1. In accordance with the terms of the Base Indenture, by its signature below Save Rite Grocery Warehouse, Inc. and Winn-Dixie Supermarkets, Inc. each hereby irrevocably agrees to become a Guarantor under the Indenture, and does hereby guarantee the Guaranteed Obligations, with the same force and effect as if it were an original signatory to the Base Indenture as a Guarantor, and each of the undersigned hereby agrees to be bound by and comply with all of the terms and provisions of the Indenture applicable to it as a Guarantor. In furtherance of, but in no way limiting, the foregoing, Save Rite Grocery Warehouse, Inc. and Winn-Dixie Supermarkets, Inc. each:

         (a) is simultaneously herewith executing and delivering the Subsidiary Guarantee attached to this Second Supplemental Indenture;

         (b) agrees to be bound by the provisions of Sections 1602 and 1603 of the Indenture; and

         (c) agrees that each reference to a "Guarantor" and/or "Guarantors" in the Indenture shall be deemed to include it.

         SECTION  2.  Save  Rite  Grocery   Warehouse,   Inc.   and   Winn-Dixie
Supermarkets, Inc. each hereby represents and warrants:

         (a) that this Second Supplemental Indenture has been duly authorized, executed and delivered by it and that this Second Supplemental Indenture, the Indenture and its Subsidiary Guarantee provided hereby each constitute the legal, valid and binding obligation of each of them, enforceable against it in accordance with its terms; and

         (b) the Subsidiary Guarantees by Save Rite Grocery Warehouse, Inc. and Winn-Dixie Supermarkets, Inc. provided by this Second Supplemental Indenture are on the same terms as the guarantees of the Other Indebtedness by such Persons.

         SECTION 3. Each of the undersigned consents to the execution and delivery of this Second Supplemental Indenture, agrees that the Base Indenture, as supplemented and amended by this Second Supplemental Indenture, is in all respects ratified and confirmed, and agrees that the Base Indenture and this Second Supplemental Indenture shall be read, taken and construed as one and the same instrument. Each of the undersigned agrees that all provisions included in this Second Supplemental Indenture supersede any similar provisions included in the Base Indenture unless not permitted by law.

         SECTION 4. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Second Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

         SECTION 5. All covenants and agreements in this Second Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

         SECTION 6. In case any provision in this Second Supplemental Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions (or of the other series of Securities) shall not in any way be affected or impaired thereby.

         SECTION 7. Nothing in this Second Supplemental Indenture, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under this Second Supplemental Indenture.

         SECTION 8. This Second Supplemental Indenture and each Security shall be deemed to a contract made under the laws of the State of New York and this Second Supplemental Indenture and each such Security shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 9. All terms used in this Second Supplemental Indenture not otherwise defined herein that are defined in the Base Indenture shall have the meanings set forth therein.

         SECTION 10. This Second  Supplemental  Indenture may be executed in any
number  of  counterparts,   each  of  which  shall  be  an  original;  but  such
counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed and attested, all as of the day and year first above written.

Attest:                                WINN-DIXIE STORES, INC.
                                       as Issuer


/s/    Judith W. Dixon         By: /s/ E. Ellis Zahra, Jr.
  -------------------          ---------------------------
Name: (Judith W. Dixon)        Name:  (E. Ellis Zahra, Jr.)
Title: Secretary               Title:  Senior Vice President General Counsel

Attest:                                ASTOR PRODUCTS, INC.
                                       as Guarantor

/s/    Judith W. Dixon         By: /s/ E. Ellis Zahra, Jr.
   -------------------             -----------------------
Name: (Judith W. Dixon)        Name:  (E. Ellis Zahra, Jr.)
Title: Secretary               Title:  Senior Vice President General Counsel




Attest:                                CRACKIN' GOOD, INC.
                                       as Guarantor


/s/ Judith W. Dixon            By: /s/ E. Ellis Zahra, Jr.
  -----------------               ------------------------
Name:    (Judith W. Dixon)     Name:  (E. Ellis Zahra, Jr.)
Title:   Secretary             Title:  Senior Vice President General Counsel



Attest:                                DEEP SOUTH PRODUCTS, INC.
                                       as Guarantor

/s/    Judith W. Dixon         By: /s/ E. Ellis Zahra, Jr.
       ---------------             -----------------------
Name: (Judith W. Dixon)        Name:  (E. Ellis Zahra, Jr.)
Title: Secretary               Title:  Senior Vice President General Counsel



Attest:                                DIXIE PACKERS, INC.
                                       as Guarantor


/s/    Judith W. Dixon         By: /s/ E. Ellis Zahra, Jr.
       ---------------             -----------------------
Name: (Judith W. Dixon)        Name:  (E. Ellis Zahra, Jr.)
Title: Secretary               Title:    Senior Vice President General Counsel


Attest:                                MONTEREY CANNING CO.
                                       as Guarantor


/s/    Judith W. Dixon         By: /s/ E. Ellis Zahra, Jr.
       ---------------             ------------------------
Name: (Judith W. Dixon)        Name:  (E. Ellis Zahra, Jr.)
Title: Secretary               Title:  Senior Vice President General Counsel

Attest:                                SAVE RITE GROCERY WAREHOUSE,
                                       INC. as Guarantor


/s/    Judith W. Dixon         By: /s/ E. Ellis Zahra, Jr.
       ---------------            ---------------------------
Name: (Judith W. Dixon)        Name:  (E. Ellis Zahra, Jr.)
Title: Secretary               Title:  Senior Vice President General Counsel


Attest:                                WINN-DIXIE CHARLOTTE, INC.
                                       as Guarantor


/s/    Judith W. Dixon         By: /s/ E. Ellis Zahra, Jr.
       ---------------         ---------------------------
Name: (Judith W. Dixon)        Name:  (E. Ellis Zahra, Jr.)
Title: Secretary               Title:  Senior Vice President General Counsel


Attest:                                WINN-DIXIE LOGISTICS, INC.
                                       as Guarantor


/s/    Judith W. Dixon         By: /s/ E. Ellis Zahra, Jr.
       ---------------            ---------------------------
Name: (Judith W. Dixon)        Name:  (E. Ellis Zahra, Jr.)
Title: Secretary               Title:  Senior Vice President General Counsel


Attest:                                WINN-DIXIE LOUISIANA, INC.
                                       as Guarantor


/s/    Judith W. Dixon         By: /s/ E. Ellis Zahra, Jr.
       ---------------            ---------------------------
Name: (Judith W. Dixon)        Name:  (E. Ellis Zahra, Jr.)
Title: Secretary               Title:  Senior Vice President General Counsel


Attest:                                WINN-DIXIE MONTGOMERY, INC.
                                       as Guarantor


/s/    Judith W. Dixon         By: /s/ E. Ellis Zahra, Jr.
       ---------------            ---------------------------
Name: (Judith W. Dixon)        Name:  (E. Ellis Zahra, Jr.)
Title: Secretary               Title:  Senior Vice President General Counsel

Attest:                                WINN-DIXIE PROCUREMENT, INC.
                                       as Guarantor


/s/    Judith W. Dixon         By: /s/ E. Ellis Zahra, Jr.
       ---------------            ---------------------------
Name: (Judith W. Dixon)        Name:  (E. Ellis Zahra, Jr.)
Title: Secretary               Title:  Senior Vice President General Counsel


Attest:                                WINN-DIXIE RALEIGH, INC.
                                       as Guarantor


/s/    Judith W. Dixon         By: /s/ E. Ellis Zahra, Jr.
       ---------------            ---------------------------
Name: (Judith W. Dixon)        Name:  (E. Ellis Zahra, Jr.)
Title: Secretary               Title:  Senior Vice President General Counsel


Attest:                                WINN-DIXIE SUPERMARKETS, INC.
                                       as Guarantor


/s/    Judith W. Dixon             By: /s/ E. Ellis Zahra, Jr.
       ---------------                ---------------------------
Name: (Judith W. Dixon)            Name:  (E. Ellis Zahra, Jr.)
Title: Secretary                   Title:  Senior Vice President General Counsel



Attest:                                WILMINGTON TRUST COMPANY,
                                       as Trustee,


/s/    Jeanne M. Oller               By: /s/ W. Thomas Morris, II
       ---------------                  -------------------------
Name: (Jeanne M. Oller)              Name: (W. Thomas Morris, II)
Title: Financial Services Officer    Title:   Financial Services Officer

STATE OF FLORIDA               )
                               )  ss.:
COUNTY OF DUVAL                )

     On the 9th day of January,  2002,  before me  personally  came /s/ E. Ellis
            ---                                                        ---------
Zahra, Jr., to me known, who, being by me duly sworn, did depose and say that he
----------
is Senior Vice  President  General  Counsel of WINN-DIXIE  STORES,  INC.,  ASTOR
   ----------------------------------------
PRODUCTS, INC., CRACKIN' GOOD, INC., DEEP SOUTH PRODUCTS, INC., DIXIE PACKERS, INC., MONTEREY CANNING CO., SAVE RITE GROCERY WAREHOUSE, INC., WINN-DIXIE
CHARLOTTE, INC., WINN-DIXIE LOGISTICS, INC., WINN-DIXIE LOUISIANA, INC., WINN-DIXIE MONTGOMERY, INC., WINN-DIXIE PROCUREMENT, INC., WINN-DIXIE RALEIGH, INC. and WINN-DIXIE SUPERMARKETS, INC., each of which are corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

                                                              /s/Brenda K. Davis
                                                              ------------------
                                                                  Name:


Notary Public
State of
My Commission expires on

STATE OF                            )
                                    )  ss.:
COUNTY OF                           )

On the 10th day of  January,  2002,  before  me  personally  came /s/ W.  Thomas
       ----                                                          -----------
Morris, to me known, who, being by me duly sworn, did depose and say that he/she
------
is  Financial  Services  Officer  of  WILMINGTON  TRUST  COMPANY,   one  of  the
    ----------------------------
corporations described in and which executed the foregoing instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he/she signed his/her name thereto by like authority.

                                                 /s/Christine L. Migliocco
                                                 -------------------------
                                                 Name:


Notary Public
State of
My Commission expires on

                              SUBSIDIARY GUARANTEE

     For value received, each of the Guarantors named (or deemed herein to be named) below hereby absolutely, fully and unconditionally and irrevocably guarantees, jointly and severally with each other Guarantor, to the Holder of this Security the payment of principal of, and premium, if any, and interest on this Security upon which these Subsidiary Guarantees are endorsed in the amounts and at the time when due and payable, whether by declaration thereof, or otherwise, and interest on the overdue principal and interest, if any, of this Security, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Securities, to the Holder of this Security and the Trustee, all in accordance with and subject to the terms and limitations of this Security and the Indenture. This Subsidiary Guarantee will not become effective until the Trustee duly executes the certificate of authentication on this Security. This Subsidiary Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles thereof.

     IN WITNESS WHEREOF, each of the Guarantors has caused this Subsidiary Guarantee to be duly executed.

Attest:                                SAVE RITE GROCERY
                                       WAREHOUSE, INC.

/s/    Judith W. Dixon         By: /s/ E. Ellis Zahra, Jr.
       ---------------            ------------------------
Name: (Judith W. Dixon)        Name:  (E. Ellis Zahra, Jr.)
Title: Secretary               Title:    Senior Vice President General Counsel



Attest:                                WINN-DIXIE SUPERMARKETS, INC.


/s/    Judith W. Dixon         By: /s/ E. Ellis Zahra, Jr.
       ---------------            ------------------------
Name: (Judith W. Dixon)        Name:  (E. Ellis Zahra, Jr.)
Title: Secretary               Title:  Senior Vice President General Counsel


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